Report of Independent Accountants

To the Trustees and Shareholders of
Managers Money Market Fund

In planning and performing our audit of the financial statements of
 Managers Money Market
Fund, (the "Fund") for the year ended November 30, 2000, we considered its internal control,
including control activities for safeguarding securities, in order to determine our auditing
procedures for the purpose of expressing our opinion on the financial statements and to comply
with the requirements of Form N-SAR, not to provide assurance on internal control.
The management of the Fund is responsible for establishing and maintaining internal control.
In fulfilling this responsibility, estimates and judgments by management are required to assess
the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.
Because of inherent limitations in internal control, errors or fraud may occur and not be
detected.  Also, projection of any evaluation of internal control to future periods is subject to
the risk that it may become inadequate because of changes in conditions or that the
effectiveness of its design and operation may deteriorate.
Our consideration of internal control would not necessarily disclose all matters in internal
control that might be material weaknesses under standards established by the American
Institute of Certified Public Accountants.  A material weakness is a condition in which the
design or operation of one or more of the internal control components does not reduce to a
relatively low level the risk that misstatements caused by error or fraud in amounts that would
be material in relation to the financial statements being audited may occur and not be detected
within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation,
including controls for safeguarding securities, that we consider to be material weaknesses as
defined above as of November 30, 2000.
This report is intended solely for the information and use of the Trustees of the Fund,
management and the Securities and Exchange Commission and is not intended to be and
should not be used by anyone other than these specified parties.



 January 16, 2001

To the Trustees and Shareholders of
Managers Money Market Fund